Exhibit 99.1

Contact:

Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
robs@omnicell.com

Omnicell Announces Common Stock Repurchase Program;
Reaffirms Earnings Forecast

MOUNTAIN VIEW, Calif. — February 25, 2008 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of system solutions to acute healthcare facilities, announced today that its Board of Directors has approved the repurchase of an aggregate of up to $40 million of its Common Stock over the next 12 months. The Company’s Board of Directors decided to pursue this course of action after a review of the Company’s financial position and investment alternatives.  The Company expects the stock repurchase program to be accretive to earnings.

“This decision reflects our belief that our common stock is undervalued and does not reflect the intrinsic value of Omnicell, its performance and its prospects,” said Randall Lipps, Chairman, President and CEO of Omnicell. “The repurchase program supports our strategic growth initiatives while utilizing available cash to optimize stockholder value.  We believe Omnicell operations will continue to generate sufficient cash to make funds available for acquisitions and internal development.”

Omnicell also announced that it expects 2008 earnings from operating income will be higher than previously estimated and expects the estimated return on cash investments to be reduced to an average of 3% as a result of recent Federal Reserve rate reductions, which will offset the increases in operating income.  After these adjusted estimates, Omnicell reaffirms its previous 2008 earnings forecast of $0.85 to $0.88 per share, excluding stock compensation charges.

The purchases of common stock will be executed periodically as market and business conditions warrant on the open market, in negotiated or block trades, or under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.  The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the timing and amount of any stock repurchased under the program will depend on market conditions, stock price, corporate and regulatory requirements, capital availability and other factors. Repurchases may be commenced or suspended at any time or from time to time without prior notice.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems and software solutions targeting patient safety and operational efficiency in healthcare facilities. Since 1992, Omnicell has worked to enhance patient safety and allow clinicians to spend more time with their patients.

Omnicell’s medication-use product line includes solutions for the central pharmacy, nursing unit, operating room, and patient bedside. Solutions range from large central pharmacy “smart inventory” carousels to small handheld devices. From the point at which a medication arrives at the receiving dock to the time it is administered, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Omnicell’s supply product lines provide a healthcare institution with fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

Omnicell’s mission is to provide the best customer experience in healthcare, helping hospitals reduce medication errors, operate more efficiently, and decrease costs. For more information, visit www.omnicell.com.

Forward-Looking Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to the Company’s ability to execute its common stock repurchase program; the Company’s expected financial and operating results; its ability to build and grow its business; the benefits or advantages of the stock repurchase program, services, or products; its ability to achieve its goals, plans and objectives; its ability to attract and retain customers; and its acquisition and development activities. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the caption “Risk Factors” in the Company’s Securities and Exchange Commission (SEC) filings. Prospective investors are cautioned not to place undue reliance on forward-looking statements.